                                                           PAGE 1
                             SCHEDULE 14A INFORMATION

                           Proxy Statement Pursuant to
                              Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No.     )

    Filed by Registrant   [   ]
    Filed by a Party other than Registrant    [ X ]
    Check the appropriate box:
         [   ]  Preliminary Proxy Statement
         [   ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
         [ X ]  Definitive Proxy Statement
         [   ]  Definitive Additional Materials
         [   ]  Soliciting Material Pursuant to Section 240.14a-12


                                  RENTECH, INC.
                 (Name of Registrant as Specified In Its Charter)

                       LOREN L. MALL, BREGA & WINTERS P.C.
       (Name of Person(s)) Filing Proxy Statement if other than Registrant)

    Payment of Filing Fee (Check the appropriate box):
         [ X ]  No fee required.
         [   ]  Fee computed on table below per Exchange Act Rules
                14a-6(i)(1) and 0-11.
                   1) Title of each class of securities to which transaction applies.
                       -------------------------
                   2)  Aggregate number of securities to which transaction
                       applies.
                       -------------------------
                   3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                       -------------------------
                   4)  Proposed maximum aggregate value of transaction:

                       ------------
                   5)  Total fee paid:

                       ------------

         [   ]  Fee paid previously with preliminary materials.

         [   ]  Check box if any part of the fee is offset as provided by
    Exchange Act rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              1)  Amount Previously Paid:
                                            ---------------

              2)  Form, Schedule or Registration Statement No.:
                                                                 -------
              3)  Filing Party:
                                  -----------------------------------
              4)  Date Filed:
                                  -----------------------------------

                                RENTECH, INC.
                  -----------------------------------------

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                           TO BE HELD MAY 8, 2001
                  -----------------------------------------


       You are cordially invited to attend the annual meeting of shareholders of Rentech, Inc. to be held at the Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on Tuesday, May 8, 2001 at 9:00 a.m. (local time) for the following purposes:

       1.  To elect two directors for terms of three years each;

       2. To consider and vote upon a proposal to adopt the 2001 Stock Option Plan; and

       3. To transact such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

       Accompanying this notice is a form of proxy, a proxy statement, and a copy of Rentech's 2000 annual report to shareholders. The 2000 annual report to shareholders is not a part of the proxy solicitation material.

       Only holders of record of the common stock of Rentech at the close of business on March 2, 2001 will be entitled to notice of and to vote at the meeting and any adjournments or postponements of the meeting.

                                By Order of the Board of Directors

                                /s/ Ronald C. Butz

                                RONALD C. BUTZ,
                                Secretary
  Denver, Colorado
  March 9, 2001


                            YOUR VOTE IS IMPORTANT

       This proxy statement is furnished in connection with the solicitation of proxies by the Company, on behalf of the Board of Directors, for the 2001 annual meeting of shareholders. The proxy statement and the related proxy form are being distributed on or about March 15, 2001. You can vote your shares using one of the following methods:
       -  Vote through the Internet at the website shown on the proxy card.
       - Vote by telephone using the toll-free number shown on the proxy card.
       -  Complete and return a written proxy card.
       - Attend the Company's 2001 annual meeting of shareholders and vote.

       Votes submitted through the Internet or by telephone must be received by 4:00 p.m. Eastern Time, on May 7, 2001. Internet and telephone voting are available 24 hours per day. If you vote via Internet or telephone, you do not need to return a proxy card.

       You are invited to attend the meeting; however, to ensure your representation at the meeting, you are urged to vote via the Internet or telephone, or mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she has voted via the Internet or telephone, or returned a proxy card.

                               RENTECH, INC.
                        1331 17th Street, Suite 720
                         Denver, Colorado 80202


                      --------------------------------

                              PROXY STATEMENT

                      --------------------------------

                        ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD MAY 8, 2001


       This proxy statement is furnished to shareholders in connection with solicitation by the Board of Directors of Rentech, Inc. of proxies for use at the annual meeting of shareholders to be held at the Courtyard by Marriott, Cosmopolitan Room, 934 16th Street, Denver, Colorado, on Tuesday, May 8, 2001 at 9:00 a.m., local time, and at any adjournments or postponements of the meeting.

       Rentech anticipates that this proxy statement and the accompanying form of proxy will be first sent or given to shareholders on or about March 15, 2001.


                      VOTING SECURITIES AND VOTING RIGHTS

       Only shareholders of record at the close of business on March 2, 2001 are entitled to vote at the annual meeting or any adjournments or postponements of the meeting. On that date, 64,050,946 shares of common stock were outstanding. Each share of common stock outstanding on that date entitles the holder to one vote on each matter submitted to a vote at the meeting. Cumulative voting is not allowed.

       Shareholders may vote in person or by proxy at the annual meeting. All properly executed proxies received prior to the commencement of voting at the meeting, and which have not been revoked, will be voted in accordance with the directions given. If no specific instructions are given for a matter to be voted upon, the proxy holders will vote the shares covered by proxies received by them (i) FOR the election of the nominees to the Board of Directors, (ii) FOR adoption of the 2001 Stock Option Plan, and (iii) in accordance with the directors' recommendations on any other matters that may come before the meeting.

       A quorum for the transaction of business at the meeting requires the presence at the annual meeting, in person or by proxy, of the holders of a majority of the shares entitled to vote at the meeting. If a quorum is present at the meeting, the two nominees for election as directors who receive the greatest number of votes cast for the election of directors at the meeting will be elected directors. Any other matters submitted to a vote of the shareholders will be approved if they receive the affirmative vote of the holders of a majority of shares present in person or by proxy and entitled to vote on the matter. Abstentions from votes and "broker non-votes" (shares held by brokers or nominees which are voted on at least one matter but which are not voted on a particular matter because the broker or nominee does not have discretionary voting power with respect to that matter and has not received voting instructions from the beneficial owner of such shares) will be counted as present for purposes of determining whether a quorum is present at the annual meeting. Abstentions will be treated as present and entitled to vote at the meeting. Accordingly, abstentions (i) will have no effect on the outcome of the election of directors, and (ii) will have the same effect as a vote against all other matters presented to shareholders at the annual meeting. Broker non-votes on a matter will not be considered present and entitled to vote on that matter, and accordingly, (i) will have no effect on the outcome of a matter requiring the approval of the holders of a plurality or majority of the shares present, in person or by proxy, and entitled to vote at the annual meeting, and (ii) will have the same effect as a vote against a matter requiring the approval of a majority of all shares outstanding and entitled to vote at the annual meeting.

       Without affecting any vote previously taken, any shareholder may revoke a proxy at any time before it is voted, either by delivering to the Secretary of Rentech a written notice of revocation or a properly signed proxy bearing a later date, or by voting in person at the annual meeting. Attendance at the meeting will not in and of itself constitute a revocation of a proxy.

       Proxies will be solicited primarily by mail. In addition, officers, directors and employees of Rentech may solicit proxies in person or by telephone and facsimile transmission, for which they will not receive additional compensation. Rentech will pay the costs of soliciting and distributing proxies. Rentech may engage third parties to assist in soliciting proxies. If it does, Rentech would incur additional costs.


                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

       Rentech's Board of Directors currently consists of six members. The board is divided into three classes of two directors each. The directors in each class are elected for three years and until the election and qualification of their successors.

       Ronald C. Butz and Douglas L. Sheeran have been nominated for reelection as Class I directors for a term of three years each. The two nominees are presently members of the Board of Directors. All other members of the Board of Directors will continue in office until the expiration of their respective terms at the 2002 or 2003 annual meeting of shareholders.

       If the accompanying proxy card is properly signed and returned to Rentech at or prior to the annual meeting, it will be voted for the election of the nominees, unless contrary instructions are specified. Although the Board of Directors has no reason to believe that either of the nominees will decline or be unable to serve as a director, should that occur, the persons appointed as proxies in the accompanying proxy card intend to vote, unless the number of nominees or directors is reduced by the Board of Directors, for such other nominee or nominees as the Board of Directors may designate. The Board of Directors recommends a vote FOR these two nominees.


  Information Regarding Nominees for Election to the Board of Directors (Class I Directors):

       Ronald C. Butz, Vice President, Chief Operating Officer, Secretary and Director-

       Mr. Butz, age 63, has served as a director of Rentech since 1984.
  In October 1989, Mr. Butz was appointed Vice President of Rentech, in June 1990 he was appointed Secretary, and in May 1998 he became Chief Operating Officer. From 1984 to 1989, Mr. Butz was employed as President of Capital Growth, Inc., a privately-held Colorado corporation providing investment services and venture capital consulting. From 1982 to 1983, Mr. Butz was a shareholder, Vice President and Chief Operating Officer of World Agricultural Systems, Ltd., a privately-held Colorado corporation specializing in the international marketing of commodity storage systems. From 1966 to 1982, Mr. Butz was a practicing attorney in Denver, Colorado with the firm of Grant, McHendrie, Haines and Crouse, P.C. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1961 and a Juris Doctor degree from the University of Denver in 1965.

       Douglas L. Sheeran, Director

       Mr. Sheeran, age 63, has served as a director of Rentech since 1998. Mr. Sheeran is Managing Director of FCI, Inc., which he founded in 1986. FCI Inc., is a human resource consulting firm located in Shrewsbury, New Jersey which specializes in executive staffing, merger planning and organizational effectiveness. FCI's client base includes Fortune 500 and start-up firms in technology, pharmaceutical, automotive and consumer durable industries. From 1973 until 1986, Mr. Sheeran was employed by Purolator Automotive Group and became Vice President, Human Resources, with responsibilities for multiple North American business units. He held a number of human resource positions of increasing scope and responsibility with Home Life Insurance Company from 1960 to 1962, Kraft Foods from 1962 to 1965, Electronic Associates Inc. from 1965 to 1968, and Celanese Corporation from 1968 to 1973. These positions covered a range of labor relations, organizational development, compensation and benefit responsibilities at both operating sites and corporate locations. He received a Bachelor of Arts degree in Industrial Psychology from Miami University, Oxford, Ohio, in 1960.

  Information Regarding Continuing Class II Directors (with terms expiring in 2003):

       Dennis L. Yakobson, President, Chief Executive Officer, and Chairman of the Board

       Mr. Yakobson, age 64, is Chief Executive Officer of Rentech. He has served as a director of Rentech and chairman of the board since 1983. He was employed as Vice President of Administration and Finance of Nova Petroleum Corporation, Denver, Colorado, from 1981 to 1983. From 1979 to 1983, he served as a director and Secretary of Nova Petroleum Corporation, Denver, Colorado. He resigned those positions in November 1983 to become a director and assume the presidency of Rentech. From 1976 to 1981, he served as a director, Secretary and Treasurer of Power Resources Corporation, Denver, a mineral exploration company, and was employed by it as Vice President-Land. From 1975 to 1976, he was employed by Wyoming Mineral Corporation in Denver as a contract administrator. From 1971 through 1975, he was employed by Martin Marietta Corporation, Denver, as marketing engineer in space systems. From 1969 to 1971, he was employed by Martin Marietta (now Lockheed Martin Corporation) in a similar position. From 1960 to 1969, he was employed by Grumman Aerospace Corporation, his final position with it being contract administrator with responsibility for negotiation of prime contracts with governmental agencies. He received a Bachelor of Science degree in Civil Engineering from Cornell University in 1959 and a Masters Degree in Business Administration from Adelphi University in 1963.

       John P. Diesel, Director

       Mr. Diesel, age 74, has served as a director of Rentech since 1998. In 1972, he became President of Newport News Shipbuilding, a wholly-owned subsidiary of Tenneco. There for 5 years he was responsible for, among other projects, the design and construction of the nuclear powered Nimitz class aircraft carriers and Los Angeles class submarines. In 1977, he moved to the position of Executive Vice President of Tenneco, Inc., with responsibility for its automotive, farm and construction equipment and packaging businesses. In 1978 he became President and a director of Tenneco. Mr. Diesel was employed by McQuay-Norris Manufacturing Co. from 1951 to 1957 in the production of proximity fuses. He joined Booz Allen and Hamilton in 1957, remaining there until 1961, and being elected to the partnership in that time. Mr. Diesel joined A.O. Smith Corporation as Vice President of Planning, and held a series of manufacturing officer positions, including Group Vice President. During his tenure at Tenneco, and after retiring, Mr. Diesel served on numerous boards of directors. These directorships included the Aluminum Company of America, Brunswick Corporation, Allied Stores, Pullman Corporation, Cooper Industries and Financial Institutions Reinsurance Group, Fansteel Inc., and Telepad Corporation. He received a Bachelor of Science degree in Industrial Engineering from Washington University in 1951. Prior to attending the university he served in the United States Navy as an aviator in the Western Pacific.

  Information Regarding Continuing Class III Directors (with terms expiring in 2002):

       John J. Ball, Director

       Mr. Ball, age 57, has served as a director of Rentech since 1998.
  He formed the law firm, Broadhurst & Ball, Mississauga, Ontario, and was a partner from 1975 to 1984. He subsequently formed Keyser Mason Ball, Mississauga, and has served as a senior partner from 1984 to present. Upon his admission to the Bar he joined the firm of McMillan Binch, Toronto, as an associate from 1971 to 1975. He received a Bachelor of Education and Arts Degree from Mount Allison University in 1966 and a Bachelor of Laws Degree from Dalhousie University in 1969. He was admitted to the Nova Scotia Bar in 1970 and the Ontario Bar in 1971. He is presently a director of The Mississauga Hospital, Chair of its Bio-Ethics Committee, and a member of the Board Merger Committee in connection with the amalgamation of The Mississauga Hospital and The Queensway Hospital. Mr. Ball is past member of the Board and Executive Committees of Mount Allison University. He is a past Chair of the Vanier Cup, which sponsors the Canadian National University Football Championship.

       Erich W. Tiepel, Director

       Dr. Tiepel, age 58, has served as a director of Rentech since 1983. Dr. Tiepel has had experience since 1977 in all phases of process design and development, plant management and operations for chemical processing plants. In 1981, Dr. Tiepel was a founder of Resource Technologies Group, Inc. (RTG), a high technology consulting organization specializing in process engineering, water treatment, hazardous waste remediation, and regulatory affairs. Dr. Tiepel has been President of RTG since its inception. From 1977 to 1981, he was project manager for Wyoming Mineral Corporation, a subsidiary of Westinghouse Electric Corporation, Lakewood, Colorado, where his responsibilities included management of the design, contraction and operation of ground water treatment systems for ground water cleanup programs. From 1971 to 1976, he was a principal project engineer for process research for Westinghouse Research Labs. From 1967 to 1971, he was a trainee of the National Science Foundation at the University of Florida in Gainesville, Florida. He obtained a Bachelor of Science degree in Chemical Engineering from the University of Cincinnati in 1967 and a Ph.D. in Chemical Engineering from the University of Florida in 1971.


                 EXECUTIVE OFFICERS AND OTHER KEY MANAGERS

       Information concerning the business experience of Mr. Butz and Mr. Yakobson, who serve as executive officers of Rentech, is provided under the previous section titled "Election of Directors."

       Charles B. Benham, Vice President-Research and Development

       Dr. Benham, age 64, was a founder of Rentech and has been an officer of Rentech since its inception in 1981. He served as President until 1983 and as a director from inception until 1996. From 1977 to 1981, he worked at the Solar Energy Research Institute in Golden, Colorado, on thermal and chemical processes for converting agricultural crop residues to diesel fuel, on thermochemical transport of solar energy using ammonia decomposition and steam reforming of methane, and on high temperature applications of solar energy. He was employed at the Naval Weapons Center, China Lake, California, from 1958 through 1977. There, he performed research and development on thermal and chemical processes for converting municipal solid wastes to liquid hydrocarbon fuels, thermochemical analyses of solid-fueled and ramjet engines, combustor modeling, rocket motor thrust vector control, rocket motor thrust augmentation, catalyst behavior in carbon monoxide oxidation, and in liquid hydrocarbon fuels for ramjet applications. Dr. Benham has published several articles in the fields of liquid fuel production from organic waste, catalyst pellet behavior and rocket propulsion. He received a Bachelor of Science degree in Mechanical Engineering from the University of Colorado in 1958, and a Master of Science degree in Engineering in 1964 and a Ph.D. in Engineering (energy and kinetics) in 1970, both from the University of California at Los Angeles.

       Mark S. Bohn, Vice President-Engineering

       Dr. Bohn, age 50, a founder of Rentech, served as a director from its organization in 1981 to June 1998. Since November 9, 1998 he has been employed by Rentech as Vice President-Engineering. From 1978 to November 1998, he was employed by Midwest Research Institute at the Solar Energy Research Institute (now National Renewable Energy Laboratory) in Golden, Colorado. He was employed from 1976 through 1978 at the General Motors Research Laboratories in Warren, Michigan. Dr. Bohn is a Registered Professional Engineer in Colorado and a Member of the American Society of Mechanical Engineers and the American Institute of Chemical Engineers. He has published numerous articles on liquid fuel production, organic waste, heat transfer, power cycles, aerodynamics, optics, acoustics, solar thermal energy, and co-authored the textbook Principles of Heat Transfer (Brooks Cole Publishing). He received a Bachelor's degree in Mechanical Engineering from Georgia Institute of Technology, Atlanta, Georgia, in 1972, and a Master of Science degree in Mechanical Engineering in 1973 and a Ph.D. in Mechanical Engineering in 1976, both from the California Institute of Technology, Pasadena, California.

       James P. Samuels, Vice President-Finance, Treasurer, and Chief Financial Officer

       Mr. Samuels, age 54, has served as Vice President-Finance, Treasurer and Chief Financial Officer of Rentech since May 1, 1996. He has executive experience in general corporate management, finance, sales and marketing, information technologies, and consulting for both large companies and development stage businesses. From December 1995 through April 1998, he provided consulting services in finance and securities law compliance to Telepad Corporation, Herndon, Virginia, a company engaged in systems solutions for field force computing. From 1991 through August 1995, he served as Chief Financial Officer, Vice President-Finance, Treasurer and director of Top Source, Inc., Palm Beach Gardens, Florida, a development stage company engaged in developing and commercializing state-of-the-art technologies for the transportation, industrial and petrochemical markets. During that employment, he also served as President of a subsidiary of Top Source, Inc. during 1994 and 1995. From 1989 to 1991, he was Vice President and General Manager of the Automotive Group of BML Corporation, Mississauga, Ontario, a privately-held company engaged in auto rentals, car leasing, and automotive insurance. From 1983 through 1989, he was employed by Purolator Products Corporation, a large manufacturer and distributor of automotive parts. He was President of the Mississauga, Ontario branch from 1985 to 1989; a director of marketing from 1984 to 1985; and director of business development and planning during 1983 for the Rahway, New Jersey filter division headquarters of Purolator Products Corporation. From 1975 to 1983, he was employed by Bendix Automotive Group, Southfield, Michigan, a manufacturer of automotive filters, electronics and brakes. He served in various capacities, including group director for management consulting services on the corporate staff, director of market research and planning, manager of financial analysis and planning, and plant controller at its Fram Autolite division. From 1973 to 1974, he was employed by Bowmar Ali, Inc., Acton, Massachusetts, in various marketing and financial positions, and in 1974 he was managing director of its division in Wiesbaden, Germany. He received a Bachelor's degree in Business Administration from Lowell Technological Institute in 1970, and a Master of Business Administration degree from Suffolk University, Boston, Massachusetts, in 1972. He completed an executive program in strategic market management through Harvard University in Switzerland in 1984.

       Frank L. Livingston, Vice President and General Manager, OKON, Inc.

       Mr. Livingston, age 58, has served as Vice President and general manager of OKON, Inc. since Rentech acquired that subsidiary in March 1997. Mr. Livingston joined OKON in 1975 as sales manager and was promoted to Vice President of Sales in 1984. Mr. Livingston also became a 24% owner of OKON at that time. In addition to his sales and marketing responsibilities, he was also responsible for manufacturing and research and development for OKON. Mr. Livingston also served on OKON's Board of Directors. With the sale of OKON to Rentech in 1997, Mr. Livingston continues to serve on its Board of Directors. From 1971 to 1975 Mr. Livingston was employed by Gates Rubber Co. in Denver, Colorado as a sales and marketing manager for a specialty chemical venture start-up business within the company. He also worked as a research market analyst for the venture group. Projects of the venture group included specialty chemicals and lead-acid battery technology, as well as rubber products made by the company for off-shore oil exploration and production. He was employed by Mallinckrodt Chemical Co. from 1965 to 1971. While with it, he worked as a process research chemist and formulator prior to becoming a specialty marketing manager for the industrial chemical division. He received a Bachelor of Science Degree in Chemistry from Colorado State University in 1965.

       Jimmie D. Fletcher, General Manager, Petroleum Mud Logging, Inc.

       Mr. Fletcher, age 55, is general manager of Petroleum Mud Logging, Inc. Mr. Fletcher has 26 years of experience in mud logging. From 1995 to August 15, 1999, Mr. Fletcher was employed by Pension Well Logging as its general manager and marketing officer. From 1988 through 1994, Mr.

  Fletcher worked for Petroleum Mud Logging, Inc., of Oklahoma City, owned by Hoyt L. Hudspeth, as a mud logging technician. From 1981 to 1988, Mr. Fletcher was employed by OFT Exploration in Oklahoma City as a well site geologist, and also worked as a consulting geologist. His first work experience was with Dresser Industries in 1973 to 1974 as a mud logger. Mr. Fletcher obtained a Bachelor of Science in Business Administration with a minor in Geology and Economics from Southwestern State College of Oklahoma in 1974.

       There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was selected.


                                PROPOSAL NO. 2

                  ADOPTION OF THE 2001 STOCK OPTION PLAN

       The stockholders are asked to consider and vote upon a proposal to approve the 2001 Stock Option Plan (2001 Plan) which was adopted by the Board of Directors on January 16, 2001 subject to shareholder approval. The primary provisions of the 2001 Plan are described in the following paragraphs.

       The Board of Directors believes that the 2001 Plan will help attract, retain and motivate Rentech's key employees, directors and consultants, as well as achieve the goal of aligning management and shareholder interests, and is therefore in the company's best interests.

       Adoption of the 2001 Stock Option Plan requires the affirmative vote of at least a majority of the shares voting on such matter. The Board of Directors recommends that you vote FOR the adoption of the 2001 Plan.

  Summary of the 2001 Plan:

       Shares Subject to the 2001 Plan. The aggregate number of shares of Rentech's common stock that may be issued to grantees under the 2001 Plan is 500,000 shares. The 2001 Plan provides for appropriate adjustment in the number of shares subject to the 2001 Plan and to the grants previously made if there is a stock split, stock dividend, reorganization or other relevant change affecting Rentech's corporate structure or its equity securities. If shares under a grant are not issued to the extent permitted prior to the expiration or forfeiture of the grant, then those shares would again be available for inclusion in future grants. No grant shall be made under the 2001 Plan after January 16, 2010, but awards granted prior to or on that date may extend beyond that time.

       Administration. The 2001 Plan is administered by the stock option committee, the members of which meet the SEC definition of "disinterested directors" and the IRS definition of "outside directors." The stock option committee selects the participants, grants awards of stock options, establishes rules and regulations for the operation of the 2001 Plan and determines option terms, vesting schedules and number of shares subject to grants. With respect to any awards granted, other than those to executive officers and anyone else subject to Section 16 of the Securities Exchange Act of 1934, the stock option committee may delegate to the Chief Executive Officer its authority to select the participants and determine option terms, vesting schedules and number of shares subject to each grant.

       Eligible Participants. All employees are considered responsible for contributing to the management, growth and profitability of the business of Rentech, and all employees, directors, and consultants are eligible to be selected to receive grants under the 2001 Plan. As of December 31, 2000 there were approximately 65 employees, two of whom are employee-directors and six directors who are eligible to receive stock option grants.

       Stock Options. Options granted under the 2001 Plan will be in the form of either incentive stock options (ISOs), which meet the requirements of Section 422 of the Internal Revenue Code (the Code), or nonqualified stock options (NSOs), which do not meet such requirements. Only employees may receive ISOs. The term of an option will be fixed by the stock option committee, but no option may have a term of more than ten years from the date of grant. Options will be exercisable at such times as determined by the stock option committee. The option exercise price is fair market value on the date of grant which is determined by the average of the closing bid and asked prices of a share of common stock on the date of grant if the date of grant is a trading date, or, if not, on the most recently completed trading date prior to the date of grant, as reported by Nasdaq. (On January 16, 2001, the closing sale price of a share of common stock was $1.188). The date of grant is the date on which the stock option committee grants an award or such other date as the stock option committee may designate at the time of the award. The grantee will pay the option price in cash or, if permitted by the stock option committee, by delivering to the Company shares of common stock already owned by the grantee that have a fair market value equal to the option exercise price.

       Code Limitations on Incentive Stock Options. The Code currently places the following limitations on the award of ISOs. No ISO may be granted to a participant who owns, at the date of grant, in excess of 10% of the total outstanding common stock unless the exercise price of the ISO is at least 110% of the fair market value on the date of grant and the term of the ISO is no more than five years from the date of grant. The total fair market value of shares subject to ISOs which are exercisable for the first time by any optionee in any given calendar year cannot exceed $100,000 (valued as of the date of grant). No ISO may be exercisable more than three months following termination of employment for any reason other than death or disability, nor more than one year with respect to disability terminations.

       Transferability of Awards. All stock options are non-transferable and may be exercised during the grantee's lifetime only by the grantee and may not be transferred other than by will or by the laws of descent and distribution. No award of an option may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise), and any attempt to do so shall be null and void.

  ISOs will be non-transferable in accordance with the provisions of the Code.

       Termination of Employment. Vested options can be exercised for a period no longer than one year after the death or disability of the grantee. Unless an earlier date is fixed by the stock option committee at the time of grant, unvested portions of stock options immediately expire upon termination of employment for any other reason, but vested portions of the options may be exercised for up to three months following the termination, unless termination is for cause. If the Company terminates employment for cause, all unexercised awards expire upon the termination. Termination of employment by a participant will not be deemed to occur upon: (i) transfer of a participant among the Company and its subsidiaries; and (ii) a leave of absence for a company-approved purpose. Termination of ISOs will be in accordance with the provisions of the Code.

       Conditions Upon Exercise of Stock Options. Shares of stock may not be issued or delivered upon exercise of a stock option until the optionee pays in full the exercise price and any required tax withholding and, if applicable, the completion of registration and listing of the shares or qualification as a private placement and the obtaining of any other required approvals.

       Federal Tax Consequences. There are no Federal income tax consequences to a participant or Rentech upon the grant of an ISO or NSO. Otherwise, however, ISOs and NSOs are treated differently for income tax purposes.

       An optionee is not taxed on the grant or exercise of an ISO. The difference between the exercise price and the fair market value of the shares on the exercise date will, however, be a preference item for purposes of the alternative minimum tax. If an optionee holds the shares acquired upon exercise of an ISO for at least two years following grant and at least one year following exercise, the optionee's gain, if any, upon a subsequent disposition of such shares is long-term capital gain. The measure of the gain is the difference between the proceeds received on disposition and the optionee's basis in the shares (which generally equals the exercise price). If an optionee disposes of stock acquired pursuant to exercise of an ISO before satisfying the one and two-year holding periods previously described, the optionee will recognize both ordinary income and capital gain in the year of disposition. The amount of the ordinary income will be the lesser of: (i) the amount realized on disposition less the optionee's adjusted basis in the stock (usually the exercise price), or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. The balance of the consideration received on such a disposition will be long-term capital gain if the stock had been held for at least one year following exercise of the ISO. The Company is not entitled to an income tax deduction on the grant or exercise of an ISO or on the optionee's disposition of the shares after satisfying the holding period requirements previously described. If the holding periods are not satisfied, the Company will be entitled to a deduction in the year the optionee disposes of the shares, in an amount equal to the ordinary income recognized by the optionee.

       An optionee is not taxed on the grant of an NSO. On exercise, however, the optionee recognizes ordinary income equal to the difference between the exercise price and the fair market value of the shares on the date of exercise. Rentech is entitled to an income tax deduction in the year of exercise in the amount recognized by the optionee as ordinary income. Any gain or subsequent disposition of the shares is long-term capital gain if the shares are held for at least one year following exercise. Rentech does not receive a deduction for this gain.

       Amendments and Discontinuance. The Board of Directors may amend, alter or discontinue the 2001 Plan, provided that any such amendment, alteration or discontinuance does not impair the rights of any grantee, without his or her consent, under any stock option previously granted. The Board of Directors may not, without shareholder approval, (i) increase the total number of shares reserved for issuance under the 2001 Plan, (ii) change the employees or class of employees eligible to participate in the 2001 Plan, or (iii) extend the maximum option period as provided in the 2001 Plan.


       SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth certain information as of January 31, 2001 (i) by all persons known to the Company to beneficially own at least 5% of the issued and outstanding shares of common stock, (ii) by each director, each director nominee, each of the executive officers named in the tables under "Executive Compensation," and (iii) by all executive officers and directors as a group:

                                  Amount and
                                  Nature of
                                  Beneficial        Percent
  Name(1)(2)                      Ownership(3)      of Class
  ------------------              ------------      ---------
  John J. Ball(4)(5)                 147,000           *
  Charles B. Benham                  806,320         1.3%
  Mark S. Bohn                       795,523         1.3%
  Ronald C. Butz(6)                  765,031         1.2%
  John P. Diesel                     145,000           *
  Frank L. Livingston                106,000           *
  James P. Samuels                   743,500         1.2%
  Douglas L. Sheeran(4)              235,850           *
  Erich W. Tiepel(4)                 530,725           *
  Dennis L. Yakobson(7)              928,034         1.5%
  All Directors and Executive
  Officers as a Group
      (10 persons)                 5,202,983         8.2%
  Forest Oil Corp.(8)              3,369,650         5.3%
  ----------------
  *Less than 1%.

  (1) Except as otherwise noted and subject to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Rentech, Inc., 1331 17th St., Suite 720, Denver, CO 80202.

  (2) Shares of common stock subject to options that are exercisable within 60 days of the date of this Proxy Statement are deemed outstanding for purposes of computing the percentage ownership of such person, but are not deemed outstanding for purposes of computing the percentage ownership of any other person. The following shares of common stock subject to stock options are included in the table: John J. Ball - 70,000; Charles B. Benham
       - 210,000; Mark S. Bohn - 160,000; Ronald C. Butz - 150,000; John P.
       Diesel - 70,000; Frank L. Livingston - 81,000; James P. Samuels
       - 360,000; Douglas L. Sheeran - 70,000; Erich W. Tiepel - 160,000;
       Dennis L. Yakobson - 220,000.

  (3) Information with respect to beneficial ownership is based upon information furnished by each stockholder or contained in filings with the Securities and Exchange Commission.

  (4) Includes 75,000 shares of common stock issued pursuant to a stock grant dated July 27, 1999, of which 25,000 shares are subject to divestiture until July 27, 2001.

  (5) Includes 2,000 shares of common stock held by Mr. Ball's spouse, as to which Mr. Ball disclaims beneficial ownership.

  (6) Does not include 237,432 shares of common stock held by Mr. Butz's spouse, as to which Mr. Butz disclaims beneficial ownership.

  (7) Includes 8,000 shares of common stock held by Mr. Yakobson's spouse, as to which Mr. Yakobson disclaims beneficial ownership.

  (8) Based on Amendment No. 1 to Schedule 13D filed by Forest Oil Corporation on August 7, 2000. Includes options to purchase 2,894,650 shares of common stock that are immediately exercisable. Its address is 1600 Broadway, Suite 2200, Denver, CO 80202.


              MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       The Board of Directors held two meetings and acted by written consent five other times during the fiscal year ended September 30, 2000. No director attended fewer than 75% of the meetings of the Board of Directors held during the period for which he has been a director or of the meetings of committees of the Board of Directors on which he served during the period that he served. Directors who are not employees of Rentech are not paid fees for their services. Instead, they have been granted stock options as consideration.

       The Board of Directors has a standing audit committee, a stock option committee and a compensation committee. It has no standing nominating committees.

       The audit committee of the Board of Directors reports to the board regarding the appointment of the Company's independent public accountants, the scope and results of its annual audits, compliance with accounting and financial policies and management's procedures and policies relative to the adequacy of internal accounting controls.

  During fiscal 2000, the audit committee consisted of Mr. Ball, Mr. Diesel and Dr. Tiepel, all of whom are independent directors of the Company as defined by the listing standards of the American Stock Exchange. During fiscal 2000, the audit committee met three times. The charter adopted by the Board of Directors for the audit committee is attached as Appendix A to this proxy statement.

       The stock option committee currently consists of Dr. Erich W. Tiepel and Douglas L. Sheeran. The committee formally met two times during the fiscal year ended September 30, 2000, and also met informally several other times. The function of the committee is to determine the grant of stock options to the executive officers and the terms of any options granted to them. The committee made no grants of stock options to the Company's executive officers during fiscal year 2000.

       The compensation committee is comprised of Messrs. John J. Ball, John P. Diesel, Douglas L. Sheeran and Dr. Erich W. Tiepel. None of these directors have ever served as officers of the Company. The committee met three times during the last fiscal year.


                            EXECUTIVE COMPENSATION

  Employment Contracts

       Executive officers generally are elected at the annual director meeting immediately following the annual stockholder meeting. Any officer or agent elected or appointed by the Board of Directors may be removed by the board whenever in its judgment our best interests will be served thereby, without prejudice to contractual rights, if any, of the person so removed.

       Rentech employs Messrs. Benham, Bohn, Butz, Samuels and Yakobson pursuant to employment contracts that extend for three years. Mr. Livingston and Mr. Fletcher are employed according to contracts that extend to December 31, 2001.

       The contracts provide that the individuals will serve in their present capacities as officers, together with such duties, responsibilities and powers as the Board of Directors may reasonably specify. The contracts provide for annual cost of living adjustments. If Rentech terminates employment early without cause, the contracts provide for payment of salary for three years as severance pay. The contracts impose obligations of confidentiality as well as covenants not to compete with Rentech following termination of employment for any reason whatsoever.

       There are no family relationships among the executive officers. There are no arrangements or understandings between any officer and any other person pursuant to which that officer was elected.

  Compensation

       The following table shows all compensation paid or to be paid by Rentech or any of its subsidiaries, as well as other compensation paid or accrued during the fiscal years indicated to the Chief Executive Officer and the four other highest paid executive officers of Rentech as of the end of Rentech's last fiscal year whose salary and bonus for such period in all capacities in which the executive officer served exceeded $100,000.

                             Summary Compensation Table
                                                              Long-Term Compensation
                          Annual Compensation                 Awards                      Payouts
(a)                  (b)    (c)        (d)        (e)        (f)         (g)             (h)     (i)
                                                   Other
Name and                                           Annual     Restricted   Securities             All Other
Principal                                          Compen-    Stock        Underlying             Compen-
Position             Year   Salary     Bonus(1)    sation     Award(s )    Options/SARs   LTIP    sation
                            ($)        ($)         ($)        ($)         (#)             ($)      ($)
Dennis L. Yakobson   2000   $191,356   $120,147    $1,465
   Chief Executive   1999   $161,676                                       35,000
   Officer           1998   $132,090                                       20,000

Ronald C. Butz       2000   $177,003   $  88,147   $2,596
  Chief Operating    1999   $150,972                                       35,000
  Officer            1998   $128,058                                       20,000

Charles B. Benham    2000   $151,442   $  43,046   $1,984
  Vice President -   1999   $134,308                                       30,000
  Research &         1998    $128,058                                       20,000
  Development

Mark S. Bohn         2000    $151,442   $  43,046
  Vice President -  1999    $122,609                                       30,000
  Engineering       1998                                                   20,000

James P. Samuels    2000    $150,419   $  52,884   $  592
  Chief Financial   1999    $133,144        -                               30,000
  Officer           1998    $128,058                                        20,000
________________

(1)  After payment of personnel income tax obligations on these sums, the recipients individually elected to invest all their net bonus amounts in Rentech by exercising stock options.

  Option/SAR Exercises and Holdings

       The following table sets forth information with respect to the named executives, concerning the exercise of options and limited SARs during the last fiscal year and unexercised options and limited SARs held as of the end of the last fiscal year:

                    Aggregated Options/SAR Exercises
        In Last Fiscal Year and FY-End Option/SAR Values:

(a)                   (b)           (c)            (d)               (e)
                                                   Number of
                                                   Securities        Value of
                                                   Underlying        Unexercised
                                                   Unexercised       In-the-Money
                      Shares                       Options/SARs      Options/SARs
                      Acquired                     at FY-End (#)     at FY-End ($)
                      on            Value          Exercisable/      Exercisable/
Name                  Exercise(#)   Realized($)    Unexercisable     Unexercisable
------------------    -----------   -----------    --------------    -------------
Dennis L. Yakobson    352,400        $241,554       185,000(1)        $276,695
Ronald C. Butz        340,880        $234,815       125,000(1)         176,600
Charles B. Benham     340,880        $255,215       180,000(1)         270,385
Mark S. Bohn          192,092        $130,074       130,000(1)         191,035
James P. Samuels      234,000        $136,890       330,000(1)         527,060
______________
(1)  Exercisable.

  Compensation Committee Report on Executive Compensation

       The compensation committee establishes the base salaries and any cash bonuses paid to the Company's executive officers. It is the policy of the committee to position the base salaries of Rentech's executives at levels comparable to those provided to executives of other companies it deems comparable. These include companies engaged in development of new technologies. The policy is designed to link each executive's compensation to individual performance and the Company's achievement of its goals.

       The compensation committee annually reviews the base salary of each of the executive officers of the Company, including Mr. Yakobson, the Chief Executive Officer. In determining salary adjustments, the committee considers several factors. These include individual job performance, responsibility, financial and operational performance of the activities directed by the executive, experience, time in position, future potential, and salary levels of comparable companies. The factors are considered subjectively in the aggregate, and none of the factors is accorded a specific weight. The committee has also reviewed information on the compensation levels of executive officers provided by three annual compensation surveys compiled by independent third parties. The surveys covered approximately 1,500 small to medium size companies. Two of the surveys applied to companies doing business at locations around the United States, and one included only companies located in the Rocky Mountain states. The committee used all of this information to arrive at total compensation for the Company's executive officers that it believes is appropriate to the Company's performance and their individual contributions.

       During the fiscal year ended September 30, 2000, the compensation committee supplemented the salaries of its executives with cash bonuses. The bonuses were awarded by the committee, taking into consideration its financial condition at the time, to compensate for previous salaries that the committee determined had been inadequate. No particular formula was used in determining the amount of the bonuses. The amounts awarded as bonuses to individual executives, including the Chief Executive Officer, reflect the committee's assessment of the executive's performance, level of responsibility, compensation received by executives in similar companies, previous compensation paid by Rentech to the same executives, and Rentech's financial position.


                         REPORT OF THE AUDIT COMMITTEE

       We have reviewed and discussed the audited financial statements of Rentech for fiscal year 2000 with management. We have also discussed the audited financial statements with Rentech's independent auditors. Our discussions with the independent auditors included, among other things, discussions relating to the auditor's responsibility under generally accepted auditing standards, the processes used by our management in formulating accounting estimates, significant adjustments made during the audit, any disagreements with our management and any difficulties encountered by the independent auditors in performing the audit. We also reviewed written disclosures from the independent auditors relating to any and all relationships between them and Rentech, and we discussed with the auditors any relationship that might affect the objectivity or independence of the independent auditors. Based on those discussions, we are not aware of any relationship between the independent auditors and Rentech that affects the objectivity or independence of the independent auditors.

       Based on the discussions and our review discussed above, we recommended to the Board of Directors that the audited financial statements for fiscal year 2000 be included in Rentech's Annual Report on Form 10-K for 2000 for filing with the SEC.

       This report is submitted by the members of the audit committee.

                                      John J. Ball
                                      John P. Diesel
                                      Erich W. Tiepel

       In accordance with the rules and regulations of the SEC, neither the report of the audit committee, the compensation committee, nor the performance graph appearing below will not be deemed to be "soliciting material" or to be "filed" with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of
  Section 18 of the Exchange Act and will not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

  Stock Performance Chart

       The following chart compares the yearly percentage change in the cumulative shareholder return on our common stock from October 1995 to the end of the fiscal year ended September 30, 2000 with the cumulative total return on the American Major Market Index and the Dow Jones Oilfield Equipment & Services Index, a published line-of-business index. The comparison assumes $100 was invested on September 30, 1995 in our common stock and in each of the foregoing indices and assumes dividends, if any, were reinvested.


                       [PERFORMANCE GRAPH APPEARS HERE]





                                    Total Return Analysis

                    09/30/1995   09/30/1996    09/30/1997   09/30/1998   09/30/1999   09/30/2000
Rentech, Inc.       $100.00      $39.36        $89.36       $96.81       $53.19       $201.06
DJ Oilfield
   Equip. & Serv.   $100.00      $135.24       $250.58      $139.35      $178.96      $260.86
AMEX Major
  Market            $100.00      $120.46       $161.66      $170.95      $214.62      $206.12

                  SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING

       Rentech's executive officers and directors are required to file reports of ownership and changes in ownership of Rentech's securities with the Securities and Exchange Commission as required under provisions of Section 16(a) of the Securities Exchange Act of 1934. Based solely on the information provided to Rentech by individual directors and executive officers, Rentech believes that during the last fiscal year all directors and executive officers have complied with the applicable filing requirements.


                   INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

       The Board of Directors has selected BDO Seidman, LLP as the independent certified public accountants to audit the books, records and accounts of Rentech for its 2001 fiscal year. To the knowledge of management, neither such firm nor any of its members has any direct or material indirect financial interest in Rentech nor any connection with Rentech in any capacity otherwise than as independent accountants.

       A representative of BDO Seidman, LLP is expected to be present at the annual meeting of shareholders to answer proper questions and will be afforded an opportunity to make a statement regarding the financial statements.

                            SERVICES PERFORMED BY THE COMPANY'S AUDITORS

       Audit Fees. For the year ended September 30, 2000, the Company incurred professional fees and out-of-pocket expenses to its auditors in the amount of $131,000 related to auditing services.

       All Other Fees. The Company was billed $68,000 by its auditors for all other services provided during fiscal year 2000.

       The Company's audit committee has considered whether the non-audit services provided by the Company's auditors in connection with the year ended September 30, 2000 were compatible with the auditors' independence.


                             SHAREHOLDER PROPOSALS

       Proposals of shareholders intended to be presented at the annual meeting of shareholders held in 2002 must be received by Rentech's corporate secretary on or before November 4, 2001, in order to be eligible for inclusion in Rentech's proxy statement and form of proxy. To be included, a proposal must also comply with all applicable provisions of Rule 14a-8 under the Securities Exchange Act of 1934.


                                 OTHER BUSINESS

       Management does not know of any other matters to be brought before the annual meeting. If any other business items not mentioned in this proxy statement are properly brought before the meeting, the individuals named in the enclosed proxy intend to vote such proxy in accordance with the directors' recommendations on those matters.

                                By Order of the Board of Directors,

                                /s/ Ronald C. Butz

                                RONALD C. BUTZ
                                Secretary

                                                       APPENDIX A

                                RENTECH, INC.

                           AUDIT COMMITTEE CHARTER

  Organization

       There shall be a permanent committee of the Board of Directors known as the Audit Committee (the Committee). The Committee shall be composed of three or more directors, each of whom is independent of the management of the Company and free of any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment as a member of the Committee. The members of the Committee shall be appointed by the Board of Directors and shall serve until each annual meeting of the stockholders of the Company or until their successors are elected or appointed. Each member of the Committee shall have knowledge of financial matters, or shall obtain knowledge of financial matters within a reasonable time after his appointment to the Committee and at least one member of the Committee shall have accounting or related financial management expertise.

  Statement of Policy

       The Committee shall provide assistance to the corporate directors in fulfilling their responsibility to the shareholders, relating to corporate accounting and reporting practices of the Company and the quality and integrity of the financial reports of the Company. In so doing, it is the responsibility of the Committee to maintain free and open means of communication between the directors, the independent auditors, the internal auditors and the financial management of the Company.

  Responsibilities

       In carrying out its responsibilities, the Committee believes its policies and procedures should remain flexible, to best react to changing conditions and to ensure to the Board of Directors and shareholders that the corporate accounting and reporting practices of the Company are in accordance with all requirements and are of the highest quality.

       In carrying out these responsibilities, the Committee will:

       1. Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the Company and its divisions and subsidiaries.

       2. Have a clear understanding with the independent auditors that they are ultimately accountable to the Board of Directors and the Committee, as the shareholders' representatives, who collectively have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

       3. Review with the independent auditors and financial management of the Company the scope of the proposed audit and timely quarterly reviews for the current year and of non-audit services requested and the procedures to be utilized.

       4. Ensure receipt from the Company's outside auditors of a formal, written statement delineating all relationships between the auditors and the Company, and discuss with the auditors any disclosed relationships or services that may affect objectivity or independence and take appropriate action to ensure the continued independence of the auditors.

       5. Review with the auditors and management the Company's policies and procedures with respect to internal auditing, accounting and financial control procedures.

     PROXY                        RENTECH, INC.                   PROXY
      FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 8, 2001
              AND ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF


        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

  By casting your voting instructions on the reverse side, you hereby (a) acknowledge receipt of the proxy statement related to this meeting, (b) appoint Linda D. Kansorka and Mark A. Koenig as proxies, each with full power of substitution, to vote all shares of Rentech common stock that you would be entitled to cast if personally present at such meeting and at any postponement or adjournment thereof and (c) revoke any proxies previously given.

  This proxy will be voted as specified by you. If no choice is specified, the proxy will be voted according to the recommendations of the Board of Directors indicated on the reverse side, and according to the discretion of the Board of Directors for any other matters that may properly come before the meeting or any postponement or adjournment thereof.

  RENTECH, INC.  Options for Submitting Proxy

  Vote By Internet - www.proxyvote.com
       Use the Internet to transmit your voting instructions and for electronic delivery of information. Have your voting instruction card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and create an electronic voting instruction form.

  Vote By Phone - 1-800-890-8903
       Use any touch-tone telephone to transmit your voting instructions. Have your voting instruction card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you

  Vote By Mail -
       Mark, sign and date your voting instruction card and return it in the postage-paid envelope we've provided or return to Rentech, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.


  TO VOTE, MARK BLOCKS BELOW in BLUE OR BLACK INK AS FOLLOWS /  /
  KEEP THIS PORTION FOR YOUR RECORDS

  THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED
  DETACH AND RETURN THIS PORTION ONLY

                                   RENTECH, INC.

  1.  ELECTION OF DIRECTORS (for terms described in the proxy statement):
  The Board of Directors Recommends a Vote FOR Items 1 and 2.

  For All  /   /   Withhold All  /   /  For All Except  /   /
                                        To withhold authority to vote for
  Nominees:  Ronald C. Butz             any individual, mark "For All
             Douglas L. Sheeran         Except" and write the nominee's
                                        name on the line below.

  2.  Approval of the 2001 Stock Option Plan:  /   / FOR   /   / AGAINST
                                               /   / ABSTAIN

  3. In their discretion, the Proxies are authorized to vote on such other business as may properly come before the meeting or any adjournments thereof.

  Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


  ---------------------   ---------    ----------------------   ---------
  Signature                    Date    Signature                     Date
  PLEASE SIGN WITHIN BOX               PLEASE SIGN WITHIN BOX

                                                      APPENDIX B

                                 RENTECH, INC.
                            2001 STOCK OPTION PLAN


                                   ARTICLE I
                           ESTABLISHMENT AND PURPOSE

       1.1 Establishment. Rentech, Inc., a Colorado corporation ("Company"), hereby establishes a stock option plan for key employees, directors, and consultants providing material services to the Company, as described herein, which shall be known as the "2001 Stock Option Plan" (the "Plan"). It is intended that certain of the options issued to employees pursuant to the Plan may constitute incentive stock options within the meaning of Section 422A of the Internal Revenue Code and that other options issued pursuant to the Plan shall constitute nonstatutory options. The Board of Directors shall determine which options are to be incentive stock options and which are to be nonstatutory options and shall enter into option agreements with recipients accordingly.

       1.2 Purpose. The purpose of this Plan is to enhance shareholder investment by attracting, retaining and motivating key employees, directors and consultants of the Company, and to encourage stock ownership by such persons by providing them with a means to acquire a proprietary interest in the Company's success, and to align the interests of management with those of shareholders.

                                  ARTICLE II
                                 DEFINITIONS

       2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below, unless the context clearly requires otherwise, and when said meaning is intended, the term shall be capitalized.

              (a)  "Board" means the Board of Directors of the Company.

              (b) "Code" means the Internal Revenue Code of 1986, as amended.

              (c)  "Committee" shall mean the Committee provided by
  Article IV hereof, which may be created at the discretion of the Board.

              (d)  "Company" means Rentech, Inc., a Colorado corporation.

              (e) "Consultant" means any person or entity, including a Parent Corporation or a Subsidiary Corporation, that provides services (other than as an Employee) to the Company, a Parent Corporation or a Subsidiary Corporation, and shall include a Non-Employee Officer or Non-Employee Director, as defined subsequently.

              (f) "Date of Exercise" means the date the Company receives notice, by an Optionee, of the exercise of an Option pursuant to Section
  8.1 of this Plan. Such notice shall indicate the number of shares of Stock the Optionee intends to exercise.

              (g) "Employee" means any person, including an officer or director of the Company or a Subsidiary Corporation, who is employed by the Company or a Subsidiary Corporation.

              (h) "Fair Market Value" means the fair market value of Stock upon which an option is granted under this Plan, determined as the average of the closing bid and asked prices of the Stock, as reported by Nasdaq.

              (i) "Incentive Stock Option" means an Option granted under this Plan which is intended to qualify as an "incentive stock option" within the meaning of Section 422A of the Code.

              (j) "Non-Employee Director" means a member of the Board who is not an employee of the Company at the time an Option is granted hereunder.

              (k) "Non-Employee Officer" means an officer of the Company who is not an employee of the Company at the time an Option is granted hereunder.

              (l) "Nonstatutory Option" means an Option granted under this Plan which is not intended to qualify as an incentive stock option within the meaning of Section 422A of the Code. Nonstatutory Options may be granted at such times and subject to such restrictions as the Board shall determine without conforming to the statutory rules of Section 422A of the Code applicable to incentive stock options.

              (m) "Option" means the right, granted under this Plan, to purchase Stock of the Company at the option price for a specified period of time. For purposes of this Plan, an Option may be either an Incentive Stock Option or a Nonstatutory Option.

              (n) "Optionee" means an Employee or Consultant holding an Option under the Plan.

              (o)  "Parent Corporation" shall have the meaning set forth in
  Section 425(e) of the Code with the Company being treated as the employer corporation for purposes of this definition.

              (p) "Subsidiary Corporation" shall have the meaning set forth in Section 425(f) of the Code with the Company being treated as the employer corporation for purposes of this definition.

              (q) "Significant Shareholder" means an individual who, within the meaning of Section 422A(b)(6) of the Code, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or of any Parent Corporation or Subsidiary Corporation of the Company. In determining whether an individual is a Significant Shareholder, an individual shall be treated as owning stock owned by certain relatives of the individual and certain stock owned by corporations in which the individual is a shareholder, partnerships in which the individual is a partner, and estates or trusts of which the individual is a beneficiary, all as provided in Section 425(d) of the Code.

              (r) "Stock" means the $.01 par value common stock of the Company.

       2.2 Gender and Number. Except when otherwise indicated by the context, any masculine terminology when used in this Plan also shall include the feminine gender, and the definition of any term herein in the singular also shall include the plural.

                                  ARTICLE III
                         ELIGIBILITY AND PARTICIPATION

       3.1 Eligibility and Participation. All Employees are eligible to participate in this Plan and receive either or both Incentive Stock Options and Nonstatutory Options under the Plan. All Consultants are eligible to participate in this Plan and receive Nonstatutory Options hereunder. Optionees in the Plan shall be selected by the Board, in its sole discretion, from among those Employees and Consultants who, in the opinion of the Board, are in a position to contribute materially to the Company's continued growth and development and to its long-term financial success.

                                 ARTICLE IV
                               ADMINISTRATION

       4.1 Administration. The Board shall be responsible for administering the Plan.

            (a) The Board is authorized to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to the Plan; to provide for conditions and assurances deemed necessary or advisable to protect the interests of the Company; and to make all other determinations necessary or advisable for the administration of the Plan. Determinations, interpretations, or other actions made or taken by the Board, pursuant to the provisions of this Plan, shall be final and binding and conclusive for all purposes and upon all persons.

            (b) At the discretion of the Board this Plan may be administered by a Committee which shall be an executive committee of the Board, consisting of not less than two members of the Board. The members of such Committee may be directors who are eligible to receive Options under this Plan, but Options may be granted to such persons only by action of the full Board and not by action of the Committee. If the Company determines that grant of Options by the full Board to members of the Committee may not exempt the shares of Committee members from the provisions of Rule 16b-3 under the Securities Exchange Act of 1934, this Plan, without further action, hereby authorizes and grants options to purchase 10,000 shares each to each member of the Committee for each year of continuous service on the Committee, except that, (i) any Committee member, for any year, may elect not to accept an option to purchase 10,000 shares or may elect to accept options for the purchase of less than 10,000 shares; and (ii) if any Committee member elects, for any year, to receive no option or an option to purchase less than 10,000 shares for that year, that option shall be deemed permanently waived, shall not cumulate, and shall not be available in any future year. Such options shall be exercisable at the fair market value of the Stock on the date of grant and shall have the same term and may be exercised in installments as provided in Section 7.3 of this Plan. Such Committee shall have full power and authority, subject to the limitations of the Plan and any limitations imposed by the Board, to construe, interpret and administer this Plan and to make determinations which shall be final, conclusive and binding upon all persons, including, without limitation, the Company, the shareholders, the directors and any persons having any interests in any Options which may be granted under this Plan, and, by resolution or resolutions providing for the creation and issuance of any such Option, to fix the terms upon which, the time or times at or within which, and the price or prices at which any such shares may be purchased from the Company upon the exercise of such Option. Such terms, time or times and price or prices shall, in every case, be consistent with the provisions of this Plan, and shall be set forth or incorporated by reference in the instrument or instruments evidencing such Option.

            (c) If the Committee has been appointed, the Board may from time to time remove members from, or add members to, the Committee. The Board may terminate the Committee at any time. Vacancies on the Committee, howsoever caused, shall be filled by the Board. The Committee shall select one of its members as Chairman, and shall hold meetings at such times and places as the Chairman may determine. A majority of the Committee at which a quorum is present, or acts reduced to or approved in writing by all of the members of the Committee, shall be the valid acts of the Committee. A quorum shall consist of a majority of the members of the Committee.

            (d) Where the Committee has been created by the Board, references in this Plan to actions to be taken by the Board shall be deemed to refer to the Committee as well, except where limited by this Plan or by the Board.

              (e) The Board shall have all of the enumerated powers of the Committee, but shall not be limited to such powers. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Option granted under it.

         4.2 Special Provisions for Grants to Officers or Directors. Rule 16b-3 under the Securities and Exchange Act of 1934 (the "Act") provides that the grant of a stock option to a director or officer of a company subject to the Act will be exempt from the provisions of Section 16(b) of the Act if the conditions set forth in said Rule are satisfied. Unless otherwise specified by the Board, grants of Options hereunder to individuals who are officers or directors of the Company shall be made in a manner that satisfies the conditions of said Rule.

                                  ARTICLE V
                           STOCK SUBJECT TO THE PLAN

       5.1 Number. The total number of shares of Stock hereby made available and reserved for issuance under the Plan shall be 500,000 shares for Incentive Stock Options and Nonstatutory Stock Options. The aggregate number of shares of Stock available under this Plan shall be subject to adjustment as provided in Section 5.3. The total number of shares of Stock may be authorized but unissued shares of Stock, or Shares acquired by purchase as directed by the Board from time to time in its discretion, to be used for issuance upon exercise of Options granted hereunder.

       5.2 Unused Stock. If an Option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares of Stock subject thereto shall (unless the Plan shall have terminated) become available for other Options under the Plan.

       5.3 Adjustment in Capitalization. In the event of any change in the outstanding shares of Stock by reason of a stock dividend or split, recapitalization, reclassification, or other similar corporate change, the aggregate number of shares of Stock remaining subject to the Plan and to Options previously granted shall be appropriately adjusted by the Board, whose determination shall be conclusive; provided however, that fractional shares shall be rounded to the nearest whole share. In any such case, the number and kind of shares that are subject to any Option (including any Option outstanding after termination of employment) and the Option price per share shall be proportionately and appropriately adjusted without any change in the aggregate Option price to be paid therefor upon exercise of the Option.

                                  ARTICLE VI
                              DURATION OF THE PLAN

       6.1 Duration of the Plan. Subject to approval of shareholders, the Plan shall be in effect for ten years from the date of its adoption by the Board. Any Options outstanding at the end of said period shall remain in effect in accordance with their terms. The Plan shall terminate before the end of said period if all Stock subject to it has been purchased pursuant to the exercise of Options granted under the Plan.

                                  ARTICLE VII
                            TERMS OF STOCK OPTIONS

       7.1 Grant of Options. Subject to Section 5.1, Options may be granted to Employees or Consultants at any time and from time to time as determined by the Board; provided, however, that Consultants may receive only Nonstatutory Options and may not receive Incentive Stock Options. The Board shall have complete discretion in determining the terms and conditions and number of Options granted to each Optionee. In making such determinations, the Board may take into account the nature of services rendered by such Employees or Consultants, their present and potential contributions to the Company and its Subsidiary Corporations, and such other factors as the Board in its discretion shall deem relevant. The Board also shall determine whether an Option is to be an Incentive Stock Option or a Nonstatutory Option.

            (a) In the case of Incentive Stock Options, the total Fair Market Value (determined at the date of grant) of shares of Stock with respect to which incentive stock options granted after December 31, 1986 are exercisable for the first time by the Optionee during any calendar year under all plans of the Company under which incentive stock options may be granted (and all such plans of any Parent Corporations and any Subsidiary Corporations of the Company) shall not exceed $100,000. Hereinafter, this requirement is sometimes referred to as the "$100,000 Limitation".

            (b) Nothing in this Article VII of the Plan shall be deemed to prevent the grant of Options permitting exercise in excess of the maximums established by the preceding paragraph where such excess amount is treated as a Nonstatutory Option.

            (c) The Board is expressly given the authority to issue amended or replacement Options with respect to shares of Stock subject to an Option previously granted hereunder. An amended Option amends the terms of an Option previously granted and thereby supersedes the previous Option. A replacement Option is similar to a new Option granted hereunder except that it provides that it shall be forfeited to the extent that a previously granted Option is exercised, or except that its issuance is conditioned upon the termination of a previously granted Option.

            (d) The date of grant of an Option is either the date it is granted or such other date as may be designed at the time of the award of the Option.

       7.2 No Tandem Options. Where an Option granted under this Plan is intended to be an Incentive Stock Option, the Option shall not contain terms pursuant to which the exercise of the Option would affect the Optionee's right to exercise another Option, or vice versa, such that the Option intended to be an Incentive Stock Option would be deemed a tandem stock option within the meaning of the regulations under Section 422A of the Code.

       7.3 Option Agreement: Terms and Conditions to Apply Unless Otherwise Specified. As determined by the Board on the date of grant, each Option shall be evidenced by an Option agreement (the "Option Agreement") that includes the non-transferability provisions required by
  Section 10.2 hereof and specifies: whether the Option is an Incentive Stock Option or a Nonstatutory option; the Option price; the duration of the Option; the number of shares of Stock to which the Option applies; any vesting or exercisability restrictions which the Board may impose; in the case of an Incentive Stock Option, a provision implementing the $100,000 Limitation; and any other terms or conditions which the Board may impose. All such terms and conditions shall be determined by the Board at the time of grant of the Option.

            (a) If not otherwise specified by the Board, the following terms and conditions shall apply to Options granted under the Plan:

                 (i) Term. The duration of the Option shall be five years from the date of grant.

                 (ii) Exercise of Option. Unless an Option is terminated as provided hereunder, an Optionee may exercise his Option for up to, but not in excess of, the amounts of shares subject to the Option specified hereafter in this section, based on the Optionee's number of years of continuous service with the Company or a Subsidiary Corporation from the date on which the Option is granted. In the case of an Optionee who is an Employee, continuous service shall mean continuous employment; in the case of an Optionee who is a Consultant, continuous service shall mean the continuous provision of consulting services. In applying said limitations, the amount of shares, if any, previously purchased by the Optionee under the Option shall be counted in determining the amount of shares the Optionee can purchase at any time. The Optionee may exercise his Option in the following amounts:

                          (A) After one year of such continuous services, up to but not in excess of twenty percent of the shares originally subject to the Option;

                          (B) After two years of such continuous services, up to but not in excess of forty percent of the shares originally subject to the Option;

                          (C)  After three years of such continuous
  services, up to but not in excess of sixty percent of the shares originally subject to the Option;

                          (D)  After four years of such continuous
  services, up to but not in excess of eighty percent of the shares originally subject to the Option; and

                          (E) At the expiration of the fifth year of such continuous services, the Option may be exercised, in whole or in part, and at any time and from time to time within its term but it shall not be exercisable after the expiration of five years from the date on which it was granted.

                  (b) The Board shall be free to specify terms and conditions other than those set forth above, in its discretion.

                  (c) All Option Agreements shall incorporate the provisions of this Plan by reference, with certain provisions to apply depending upon whether the Option Agreement applies to an Incentive Stock Option or to a Nonstatutory Option.

       7.4 Option Price. No Incentive Stock Option granted pursuant to this Plan shall have an Option price that is less than the Fair Market Value of Stock on the date the Option is granted. Incentive Stock Options granted to Significant Shareholders shall have an Option price of not less than 110 percent of the Fair Market Value of Stock on the date of grant. The Option price for Nonstatutory Options shall be established by the Board and shall not be subject to the restrictions applicable to Incentive Stock Options.

       7.5 Term of Options. Each Option shall expire at such time as the Board shall determine when it is granted, provided however that under no circumstances shall a Nonstatutory Option be exercisable later than the tenth anniversary date of its grant, nor by its terms, shall an Incentive Stock Option granted to a Significant Shareholder be exercisable later than the fifth year from the anniversary date of its grant.

       7.6 Exercise of Options. Options granted under the Plan shall be exercisable at such times and be subject to such restrictions and conditions as the Board shall in each instance approve, which need not be the same for all Optionees.

       7.7 Payment. Payment for all shares of Stock shall be made at the time that an Option, or any part thereof, is exercised, and no shares shall be issued until full payment has been made. Payment shall be made
  (i) in cash, or (ii) if acceptable to the Board, in Stock or in some other form; provided, however, in the case of an Incentive Stock Option, that said other form of payment does not prevent the Option from qualifying for treatment as an incentive stock option within the meaning of the Code.

                                  ARTICLE VIII
                      WRITTEN NOTICE, ISSUANCE OF STOCK
                     CERTIFICATES; SHAREHOLDER PRIVILEGES

       8.1 Written Notice. An Optionee wishing to exercise an Option shall give written notice to the Company, in the form and manner prescribed by the Board. Full payment for the shares exercised pursuant to the Option must accompany the written notice.

       8.2 Issuance of Stock Certificates. As soon as practicable after the receipt of written notice and payment, the Company shall deliver to the Optionee or to a permitted nominee of the Optionee a certificate or certificates for the requisite number of shares of stock.

       8.3 Privileges of a Shareholder. An Optionee or any other person entitled to exercise an Option under this Plan shall not have stockholder privileges with respect to any Stock covered by the Option until the date of issuance of a stock certificate for such stock.

                                  ARTICLE IX
                     TERMINATION OF EMPLOYMENT OR SERVICES

       9.1 Death. If an Optionee's employment in the case of an Employee, or provision of services as a Consultant, in the case of a Consultant, terminates by reason of death, the Option may thereafter be exercised at any time prior to the expiration date of the Option or within 12 months after the date of such death, whichever period is the shorter, by the person or persons entitled to do so under the Optionee's will or, if the

  Optionee shall fail to make a testamentary disposition of an Option or shall die intestate, the Optionee's legal representative or representatives. The Option shall be exercisable only to the extent that such Option was exercisable as of the date of death.

       9.2 Termination other than for Cause or Due to Death. In the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant, in the case of a Consultant, other than by reason of death, the Optionee may exercise such portion of his Option as was exercisable by him at the date of such termination (the "Termination Date") at any time within three months of the Termination Date; provided, however, that where the Optionee is an Employee, and is terminated due to disability within the meaning of Code 422A, he may exercise such portion of his Option as was exercisable by him on his Termination Date within one year of his Termination Date. In any event, the Option cannot be exercised after the expiration of the term of the Option. Options not exercised within the applicable period specified above shall terminate.

            (a) In the case of an Employee, a change of duties or position within the Company or an assignment of employment in a Subsidiary Corporation or Parent Corporation of the Company, if any, or from such a Corporation to the Company, shall not be considered a termination of employment for purposes of this Plan.

            (b) The Option Agreements may contain such provisions as the Board shall approve with reference to the effect of approved leaves of absence upon termination of employment.

       9.3 Termination for Cause. In the event of an Optionee's termination of employment, in the case of an Employee, or termination of the provision of services as a Consultant, in the case of a Consultant, which termination is by the Company or a Subsidiary Corporation for cause, any Option or Options held by him under the Plan, to the extent not exercised before such termination, shall terminate upon notice of termination for cause.

                                   ARTICLE X
                              RIGHTS OF OPTIONEES

       10.1 Service. Nothing in this Plan shall interfere with or limit in any way the right of the Company or a Subsidiary Corporation to terminate any Employee's employment, or any Consultant's services, at any time, nor confer upon any Employee any right to continue in the employ of the Company or a Subsidiary Corporation, or upon any Consultant any right to continue to provide services to the Company or a Subsidiary Corporation.

       10.2 Non-transferability. All Options granted under this Plan shall be non-transferable by the Optionee, other than by will or the laws of descent and distribution, and shall be exercisable during the Optionee's lifetime only by the Optionee. No Option may be assigned, pledged, hypothecated or otherwise alienated or encumbered (whether by operation of law or otherwise), and any attempt to do so shall be null and void.

                                 ARTICLE XI
               OPTIONEE-EMPLOYEE'S TRANSFER OR LEAVE OF ABSENCE

       11.1 Optionee-Employee's Transfer or Leave of Absence. For purposes of this Plan:

            (a) A transfer of an Optionee who is an Employee from the Company to a Subsidiary Corporation or Parent Corporation, or from one such Corporation to another, or

            (b) A leave of absence for such an Optionee (i) which is duly authorized in writing by the Company or a Subsidiary Corporation, and
  (ii) if the Optionee holds an Incentive Stock Option, which qualifies under the applicable regulations under the Code which apply in the case of incentive stock options, shall not be deemed a termination of employment. However, under no circumstances may an Optionee exercise an Option during any leave of absence, unless authorized by the Board.

                                 ARTICLE XII
             AMENDMENT, MODIFICATION, AND TERMINATION OF THE PLAN

       12.1  Amendment, Modification an d Termination of the Plan.

            (a) The Board may at any time terminate, and from time to time may amend or modify the Plan; provided, however, that no such action of the Board, without approval of the shareholders, may:

                 (i) increase the total amount of Stock which may be purchased through Options granted under the Plan, except as provided in
  Article V;

                 (ii) change the class of Employees or Consultants eligible to receive Options; or

                 (iii) extend the maximum option period provided in this Plan.

            (b) No amendment, modification, or termination of the Plan shall in any manner adversely affect any outstanding Option under the Plan without the consent of the Optionee holding the Option.

                                 ARTICLE XIII
                      ACQUISITION, MERGER OR LIQUIDATION

       13.1  Acquisition.

            (a) In the event that an Acquisition occurs with respect to the Company, the Company shall have the option, but not the obligation, to cancel Options outstanding as of the effective date of Acquisition, whether or not such Options are then exercisable, in return for payment to the Optionees of an amount equal to a reasonable estimate of an amount (hereinafter the "Spread") equal to the difference between the net amount per share payable in the Acquisition or as a result of the Acquisition, less the exercise price of the Option. In estimating the Spread, appropriate adjustments to give effect to the existence of the Options shall be made, such as deeming the Options to have been exercised, with the Company receiving the exercise price payable thereunder, and treating the stock receivable upon exercise of the Options as being outstanding in determining the net amount per share.

            (b) For purposes of this section, an "Acquisition" means any transaction in which substantially all of the Company's assets are acquired or in which a controlling amount of the Company's outstanding shares of Stock are acquired, in each case by a single person or entity or an affiliated group of persons and entities. For purposes of this section, a controlling amount shall mean more than 50% of the issued and outstanding shares of Stock of the Company. The Company shall have such an option regardless of how the Acquisition is effectuated, whether by direct purchase, through a merger or similar corporate transaction, or otherwise. In cases where the acquisition consists of the acquisition of assets of the Company, the net amount per share shall be calculated on the basis of the net amount receivable with respect to shares upon a distribution and liquidation by the Company after giving effect to expenses and charges, including but not limited to taxes, payable by the Company before the liquidation can be completed.

            (c)  Where the Company does not exercise its option under this
  Section 13.1 the remaining provisions of this Article XIII shall apply, to the extent applicable.

       13.2 Merger or Consolidation. Subject to any required action by the shareholders, if the Company shall be the surviving corporation in any merger or consolidation, any option granted under this Plan shall pertain to and apply to the securities to which a holder of the number of shares of Stock subject to the Option would have been entitled in such merger or consolidation.

       13.3 Other Transactions. A dissolution or a liquidation of the Company or a merger and consolidation in which the Company is not the surviving corporation shall cause every Option outstanding hereunder to terminate as of the effective date of such dissolution, liquidation, merger or consolidation. However, the Optionee either (i) shall be offered a firm commitment whereby the resulting or surviving corporation in a merger or consolidation will tender to the Optionee an option (the "Substitute Option") to purchase its shares on terms and conditions both as to number of shares and otherwise, that will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder granted by the Company, or (ii) shall have the right immediately prior to such dissolution, liquidation, merger, or consolidation to exercise any unexercised Options whether or not then exercisable, subject to the provisions of this Plan. The Board shall have absolute and uncontrolled discretion to determine whether the Optionee has been offered a firm commitment and whether the tendered Substitute Option will substantially preserve to the Optionee the rights and benefits of the Option outstanding hereunder. In any event, any Substitute Option for an Incentive Stock Option shall comply with the requirements of Code Section 425(a).

                                  ARTICLE XIV
                            SECURITIES REGISTRATION

       14.1 Securities Registration. In the event that the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended, or any other applicable statute, any Options or any Stock with respect to which an Option may be or shall have been granted or exercised, or to qualify any such Options or Stock under the Securities Act of 1933, as amended, or any other statute, then the Optionee shall cooperate with the Company and take such action as is necessary to permit registration or qualification of such Options or Stock.

       14.2 Representations. Unless the Company has determined that the following representation is unnecessary, each person exercising an Option under the Plan may be required by the Company, as a condition to the issuance of the shares pursuant to exercise of the Option, to make a representation in writing (i) that he is acquiring such shares for his own account for investment and not with a view to, or for sale in connection with, the distribution of any part thereof, (ii) that before any transfer in connection with the resale of such shares, he will obtain the written opinion of counsel for the Company, or other counsel acceptable to the Company, that such shares may be transferred. The Company may also require that the certificates representing such shares contain legends reflecting the foregoing.

                                  ARTICLE XV
                                 TAX WITHHOLDING

       15.1 Tax Withholding. Whenever shares of Stock are to be issued in satisfaction of Options exercised under this Plan, the Company shall have the power to require the recipient of the Stock to remit to the Company an amount sufficient to satisfy any applicable federal, state, and local withholding tax requirements.

                                  ARTICLE XVI
                                INDEMNIFICATION

       16.1 Indemnification. To the extent permitted by law, each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him in settlement thereof, with the Company's approval, or paid by him in satisfaction of judgment in any such action, suit, or proceeding against him, provided he shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's articles of incorporation or bylaws, as a matter of law, or otherwise, or any power that the Company or any Subsidiary Corporation may have to indemnify them or hold them harmless.

                                 ARTICLE XVII
                              REQUIREMENTS OF LAW

       17.1 Requirements of Law. The granting of Options and the issuance of shares of Stock upon the exercise of an Option shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.

       17.2 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the state of Colorado.

                                 ARTICLE XVIII
                            EFFECTIVE DATE OF PLAN

       18.1  Effective Date.  The Plan shall be effective on January 16,
  2001.

                                 ARTICLE XIX
                             COMPLIANCE WITH CODE

       19.1 Compliance with Code. Incentive Stock Options granted hereunder are intended to qualify as "incentive stock options" under Code 422A. If any provision of this Plan is susceptible to more than one interpretation, such interpretation shall be given thereto as is consistent with Incentive Stock Options granted under this Plan being treated as incentive stock options under the Code.

                                  ARTICLE XX
                       NO OBLIGATION TO EXERCISE OPTION

       20.1 No Obligation to Exercise. The granting of an Option shall impose no obligation upon the holder thereof to exercise such Option.

       THIS 2001 STOCK OPTION PLAN was adopted by the Board of Directors of Rentech, Inc. on January 16, 2001 to be effective as of January 16, 2001. It is to be submitted for approval by shareholders at the annual meeting of shareholders to be held on May 8, 2001.

                                            RENTECH, INC.


                                            /s/ Dennis L. Yakobson
                                       By:  -----------------------------
                                            Dennis L. Yakobson, President